Exhibit 10.13
CHAMPIONX MIRROR SAVINGS PLAN
FIRST AMENDMENT

This First Amendment of the ChampionX Mirror Savings Plan is adopted by ChampionX LLC.

1.Effective as of January 1, 2022, a new subsection (3) is added to Section 3.3 as follows:

Effective January 1, 2022, notwithstanding any provision of the Plan to the contrary, no Matching Contributions shall be credited to the Account of any Executive with respect to any Executive Deferrals made in any Plan Year beginning on or after January 1, 2022, and Section 3.3 shall have no further force or effect with respect to Executive Deferrals made after December 31, 2021.

2.Effective as of January 1, 2022, Section 3.4 is amended by the addition of the following sentence at the conclusion of the section:

Effective January 1, 2022, notwithstanding any provision of the Plan to the contrary, no Non-Elective Contributions shall be credited to the Account of any Executive for any Plan Year beginning on or after January 1, 2022, and Section 3.4 shall have no further force or effect with respect to Plan Years beginning after December 31, 2021.

By: __/s/ Jordan Zweig___________________________
Its: SVP and Chief Human Resources Officer
Dated: October 14, 2021